UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 24, 2006

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ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-30213	52-2043569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024

(Address of Principal Executive Office) (Zip Code)

800-908-9574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement

Effecive February 24, 2006 the AngelCiti Entertainment, Inc. (the “Company”) entered into an agreement to sell the Company’s two wholly owned subsidiaries Worldwide Management, SA and First National Consulting, Inc. (the “Subs”), and their operations, to Equivest Opportunity Fund, Inc. (“Purchaser”). Pursuant to the Agreement, the Company will also pay Purchaser $25,000 and Purchaser will absorb any and all outstanding liabilities of the Subs, and Purchaser shall release the Company and hold the Company harmless from any and all liabilities relating in any way whatsoever relating to and from the Subs.

SECTION 7 - REGULATION FD

Item 7.01

Regulation FD Disclosure

The Company has never operated at a profit through ownership of the Subs and their operations and the Company does not foresee the operating at a profit based upon its current business model. The Company’s management is seeking out other alternative business ventures, opportunities and prospects for the Company’s future.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description

10.04	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

By:	/s/ GEORGE GUTIERREZ
George Gutierrez President

Date:  February 28, 2006

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